Exhibit 15.1

KPMG Audit Tour EQHO 2 Avenue Gambetta CS 60055 92066 Paris La Défense Cedex France	Téléphone : +33 (0)1 55 68 68 68 Télécopie : +33 (0)1 55 68 73 00 Site internet : www.kpmg.fr

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Talend S.A.

We consent to the incorporation by reference in the registration statement on Form F-3 (No. 333-220740) and the registration statements on Form S-8 (Nos. 333-212743, 333-219761 and 333-222359) of Talend S.A. of our report dated March 5, 2018, with respect to the consolidated statements of financial position of Talend S.A. and subsidiaries as of December 31, 2016 and 2017, and the related consolidated statements of operations, comprehensive loss, changes in shareholders’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2017, which report appears in the December 31, 2017 annual report on Form 20-F of Talend S.A.

Paris La Défense, France

March 5, 2018

KPMG S.A.

/s/ Jacques Pierre Jacques Pierre
Partner